Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FMC GLOBALSAT HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTY-FIRST DAY OF AUGUST, A.D. 2017, AT 5:09 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “FMC GLOBALSAT HOLDINGS, INC.”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6528709 8100H SR# 20177698335	Authentication: 203802465 Date: 12-20-17
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

FMC GlobalSat Holdings, Inc.

(Pursuant to Section 102 of the Delaware General Corporation Law)

FIRST:	The name of this Corporation: FMC GlobalSat Holdings, Inc.

SECOND:	The address of its registered office in the State of Delaware is 1013 Centre Road, Suite 403-B, Wilmington, DE 19805 in the County of New Castle. The name of its registered agent at such address is Warp Services, LLC.

THIRD:	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("DGCL").

FOURTH:	The total number of shares of capital stock which the Corporation shall have authority to issue is: 20,000,000 shares of Common Stock with $0.0001 par value.

FIFTH:	To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, a director on the Board of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for a breach of fiduciary duty as a director.

SIXTH:	The Corporation may indemnify to the fullest extent then permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

SEVENTH:	The name and mailing address of the incorporator is Renee Luke, 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

I, THE UNDERSIGNED, for the purpose of limning a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this August 31st, 2017.

State of Delaware	/s/Renee Luke
Secretary of State Division of Corporations Delivered 05:09 PM 08/31/2017 FILED 05:09 PM 08/31/2017 SR 20175980061 - File Number 6528709	Renee Luke, Incorporator